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                                                                   EXHIBIT 10(i)

                               HARRIS CORPORATION
                              STOCK INCENTIVE PLAN
                             STOCK OPTION AGREEMENT
                              TERMS AND CONDITIONS

                                 (AS OF 8/25/00)

         1. THE OPTION - TERMS AND CONDITIONS. Under and subject to the provisions of the Corporation's Stock Incentive Plan (as amended from time to time the "Plan"), the Corporation has granted to the Employee a non-statutory option (the "Option") to purchase such number of shares of Common Stock of the Corporation at the designated price per share as set forth in writing by the Corporation to the Employee. Such grant is subject to the following Terms and
Conditions:

                  (a) Except as set forth in Sections 1(e), 2(b), or 2(d), the Option shall not be exercisable to any extent until and unless the Employee shall have remained continuously in the employ of the Corporation for one year from the grant date. The grant of the Option shall not limit or restrict the Corporation's rights to terminate the Employee's employment.

                  (b) During the lifetime of the Employee, the Option shall be exercisable only by the Employee, and, except as otherwise set forth in
         Section 2, only while the Employee continues as an Employee of the Corporation.

                  (c) Notwithstanding any other provision of these Terms and Conditions and the Agreement of which they form a part, the Option shall expire no later than ten years from the grant date (the "Expiration Date"), and shall not be exercisable thereafter.

                  (d)      The Option is exercisable as follows:

                           (i) After the end of one year and prior to the end of two years from the grant date, not more than fifty percent of the grant;

                           (ii) After the end of two years and prior to the end of three years from the grant date, not more than seventy-five percent of the grant; and

                           (iii) After the end of three years from the grant
                  date, one-hundred percent of the grant.

                  (e) Upon a "change of control" of the Corporation (as defined in Section 11.1 of the Plan) any outstanding Option shall immediately become fully exercisable, provided that if the Employee is an officer of the Corporation and a stock appreciation right has been granted with respect to a portion or all of the shares covered by these Terms and Conditions, the Option granted as to such shares may not in any event be exercised prior to the end of six months from the grant date, but the time set forth in Paragraph 2(f) shall be extended accordingly.


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         2. TERMINATION OF EMPLOYMENT.

                  (a) TERMINATION OF EMPLOYMENT. In the event of termination of employment other than as a result of circumstances described in Sections 2(b), (c), (d), (e), and (f) below, the Options, whether exercisable or not, shall terminate immediately upon termination of employment.

                  (b) DEATH. Notwithstanding Section 1(d), in the event of the death of the Employee while employed by the Corporation, the Option shall immediately become fully vested and exercisable and shall be exercisable only within the twelve (12) months following the date of death, but no later than the Expiration Date. In the event of the death of the Employee following termination of or cessation of employment, the Option shall be exercisable only within the twelve (12) months following the date of death, but no later than the Expiration Date and then only if and to the extent that the Option was exercisable at the date of the Employee's death. Following the death of the Employee, Options may only be exercised by the executor or administrator of the Employee's estate or by the person or persons to whom the Employee's rights under the Option shall pass by the Employee's will or the laws of descent and distribution.

                  (c) DISABILITY. In the event of cessation of employment due to disability of the Employee (as determined by the Corporation) while employed by the Corporation, the Option shall be exercisable by the Employee until the Expiration Date and only to the extent that the Option was exercisable at the date of such cessation of employment.

                  (d) RETIREMENT. In the event of retirement of the Employee, the Option shall, if the retirement occurs after the Employee has reached age 55 and has ten or more years of full-time service with the Corporation, be exercisable by the Employee until the Expiration Date and only to the extent that the Option was exercisable at the date of such retirement. In the event of retirement of the Employee, the Option shall, if the retirement occurs after the Employee has reached age 65 and has ten or more years of full-time service with the Corporation, be exercisable by the Employee until the Expiration Date and shall continue to become exercisable after such retirement according to the schedule set forth in Section 1(d).

                  (e) MISCONDUCT. In the event of termination of employment of the Employee by the Corporation for deliberate, willful or gross misconduct ("Misconduct"), as determined by the Corporation, the Option shall be exercisable only by the Employee within one (1) month following such cessation of employment but no later than the Expiration Date and only to the extent that it was exercisable at the date of such cessation of employment.

                  (f) INVOLUNTARY TERMINATION. In the event of termination of employment of the Employee by the Corporation other than for Misconduct, the Option shall be exercisable only by the Employee within the three (3) months following such cessation of employment but no later than the Expiration Date and only to the extent that it was exercisable at the date of such cessation of employment. The three month period shall be increased to such greater period up to six months as may be necessary to permit exercise by an Employee who is an officer under the conditions set forth in Section 1(e).


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         3. EXERCISE OF OPTION. The Option may be exercised by delivering to the
Corporation at the office of the Corporate Secretary (i) a written notice, signed by the person entitled to exercise the Option, stating the designated number of shares such person then elects to purchase, (ii) payment in an amount equal to the full purchase price of the shares to be purchased, and (iii) in the event the Option is exercised by any person other than the Employee, evidence satisfactory to the Corporation that such person has the right to exercise the Option. Payment shall be made (a) in cash, (b) in previously acquired shares of Common Stock of the Corporation, or (c) in any combination of cash and such shares. Shares tendered in payment of the purchase price which have been acquired through an exercise of a stock option shall have been held at least six months prior to exercise of the Option and shall be valued at the closing price as reported by the New York Stock Exchange for the day preceding the date of exercise of the Option. Upon the exercise of the Option, the Corporation shall issue and deliver to the Employee, one or more certificates for the shares in respect of which the Option shall have been so exercised. The Employee does not have any rights as a shareholder in respect of any shares as to which the Option shall not have been duly exercised and no rights as a shareholder shall exist prior to the proper exercise of such Option.

         4. PROHIBITION AGAINST TRANSFER. The Option and rights granted by the Corporation under these Terms and Conditions and the Agreement of which they form a part are not transferable except to family members or trust, by will or by the laws of descent and distribution, provided that the Option may not be transferred to family members or trusts except as permitted by applicable law or regulations. Without limiting the generality of the foregoing, the Option may not be assigned, transferred except as aforesaid, pledged or hypothecated, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

         5. EMPLOYMENT BY PARENT, SUBSIDIARY OR SUCCESSOR. For the purpose of these Terms and Conditions and the Agreement of which they form a part, employment by a parent or subsidiary of or a successor to the Corporation shall be considered employment by the Corporation. "Parent" and "subsidiary" as used herein shall have the meaning of "parent" and "subsidiary corporation," respectively, as defined in Section 424 of the Internal Revenue Code of 1986, as amended, or subsequent comparable statute.

         6. COMMITTEE. The Committee administering the Plan shall have authority, subject to the express provisions of the Plan as in effect from time to time, to construe these Terms and Conditions and the Agreement of which they form a part and the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in these Terms and Conditions and the Agreement of which they form a part in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.

         7. INCORPORATION OF PLAN PROVISIONS. These Terms and Conditions and the Agreement of which they form a part are made pursuant to the Plan, the provisions of which are hereby incorporated by reference. Capitalized terms not otherwise defined herein have the meanings set forth in the Plan. In the event of a conflict between the terms of these Terms and Conditions and the Agreement of which they form a part and the Plan, the terms of the Plan shall govern.